Exhibit 99.1
Consolidated Financial Statements
Athersys, Inc.
Years Ended December 31, 2004, 2005, and 2006

Athersys, Inc.
Consolidated Financial Statements
Years Ended December 31, 2004, 2005, and 2006

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Athersys, Inc.
We have audited the accompanying consolidated balance sheets of Athersys, Inc. as of December 31, 2005 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Athersys, Inc. at December 31, 2005 and 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
The accompanying financial statements have been prepared assuming that Athersys, Inc. will continue as a going concern. As more fully described in Note A, the Company has incurred recurring operating losses from its inception and lacks sufficient liquidity to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
As discussed in Note A to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.
As discussed in Note I to the consolidated financial statements, the Company restated the consolidated balance sheet at December 31, 2005, and the statement of changes in stockholders’ equity (deficit) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Cleveland, Ohio
March 22, 2007

Athersys, Inc.
Consolidated Balance Sheets
(In Thousands)

	December 31
	2005	2006

	(Restated)
Assets
Current assets:
Cash and cash equivalents	$1,080	$1,528
Available for sale securities	3,481	—
Accounts receivable	628	872
Prepaid expenses and other	375	361

Total current assets	5,564	2,761

Notes receivable from related parties	682	562
Equipment, net	954	509
Accounts receivable, net	—	117
Equity investment and other assets	109	317

Total assets	$7,309	$4,266

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$365	$898
Accrued compensation and related benefits	119	423
Accrued expenses and other	721	1,214
Current portion of long-term debt	2,531	3,332

Total current liabilities	3,736	5,867

Long-term debt	4,684	1,800
Convertible promissory notes, net	—	7,510
Accrued interest	—	214
Accrued dividends	7,473	8,882

Stockholders’ equity:
Convertible preferred stock, at stated value; 13,432,350 shares authorized; 10,168,231 shares issued and outstanding at December 31, 2005 and 2006; aggregate liquidation preference of $68,187 at December 31, 2005 and 2006	68,301	68,301
Common stock, $.01 par value; 40,000,000 shares authorized; 8,117,926 and 8,196,850 shares issued and outstanding at December 31, 2005 and 2006, respectively	82	83
Additional paid-in capital	55,097	53,412
Treasury stock, at cost	(250)	(250)
Accumulated other comprehensive loss	(17)	—
Unearned compensation — common stock options	(809)	—
Accumulated deficit	(130,988)	(141,553)

Total stockholders’ equity (deficit)	(8,584)	(20,007)

Total liabilities and stockholders’ equity (deficit)	$7,309	$4,266

See accompanying notes.

Athersys, Inc.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Year Ended December 31
	2004	2005	2006

Revenues
License fees	$820	$763	$1,908
Grant revenue	2,318	2,833	1,817

Total revenues	3,138	3,596	3,725

Costs and expenses
Research and development (including stock compensation expense of $2,008, $801, and $276 in 2004, 2005, and 2006, respectively)	12,415	12,578	9,741
General and administrative (including stock compensation expense of $1,481, $657, and $183 in 2004, 2005, and 2006, respectively)	4,717	3,755	3,347
Depreciation	1,297	982	528
Restructuring costs (including stock compensation expense of $56 and $(128) in 2004 and 2005, respectively)	107	251	—

Total costs and expenses	18,536	17,566	13,616

Loss from operations	(15,398)	(13,970)	(9,891)
Other income	—	18	91
Equity in earnings of unconsolidated affiliate	—	—	117
Interest income	317	317	119
Interest expense	(73)	(964)	(1,047)
Accretion of premium on convertible debt	—	—	(260)

Loss before cumulative effect of change in accounting principle	(15,154)	(14,599)	(10,871)
Cumulative effect of change in accounting principle	—	—	306

Net loss	$(15,154)	$(14,599)	$(10,565)

Basic and diluted net loss per common share
Loss before cumulative effect of change in accounting principle	$(1.86)	$(1.79)	$(1.33)
Cumulative effect of change in accounting principle	—	—	0.04

Net loss	$(1.86)	$(1.79)	$(1.29)

Weighted average shares outstanding, basic and diluted	8,152	8,137	8,179
See accompanying notes.

Athersys, Inc.
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
(In Thousands)

	Convertible						Accumulated	Unearned		Total
	Preferred Stock		Common Stock		Additional		Other	Compensation—		Stockholders’
	Number	Stated	Number	Par	Paid-in	Treasury	Comprehensive	Common Stock	Accumulated	Equity
	of Shares	Value	of Shares	Value	Capital	Stock	Income (Loss)	Options	Deficit	(Deficit)

Balance at January 1, 2004	11,785	$68,301	8,149	$81	$54,639	$—	$35	$(6,870)	$(101,235)	14,951
Issuance of common stock, net	—	—	6	1	14	—	—	—	—	15
Issuance of common stock warrant	—	—	—	—	189	—	—	—	—	189
Unearned compensation — common stock options	—	—	—	—	9	—	—	(9)	—	—
Amortization of unearned compensation	—	—	—	—	—	—	—	3,489	—	3,489
Compensation expense related to options issued to employees and consultants	—	—	—	—	56	—	—	—	—	56
Forfeitures of common stock options	—	—	—	—	(833)	—	—	833	—	—
Accrued dividends — Class C preferred	—	—	—	—	(1,208)	—	—	—	—	(1,208)
Accrued dividends — Class E preferred	—	—	—	—	(1,117)	—	—	—	—	(1,117)
Net loss	—	—	—	—	—	—	—	—	(15,154)	(15,154)
Unrealized loss on available for sale securities	—	—	—	—	—	—	(70)	—	—	(70)

Total comprehensive loss										(15,224)

Balance at December 31, 2004	11,785	68,301	8,155	82	51,749	—	(35)	(2,557)	(116,389)	1,151
Issuance of common stock, net	—	—	2	—	3	—	—	—	—	3
Repurchase of common and preferred stock	(1,617)	—	(39)	—	—	(250)	—	—	—	(250)
Amortization of unearned compensation	—	—	—	—	—	—	—	1,330	—	1,330
Forfeitures of common stock options	—	—	—	—	(418)	—	—	418	—	—
Accrued dividends — Class C preferred	—	—	—	—	(1,306)	—	—	—	—	(1,306)
Accrued dividends — Class E preferred	—	—	—	—	(947)	—	—	—	—	(947)
Reversal of Class E accrued preferred dividends	—	—	—	—	6,016	—	—	—	—	6,016
Net loss	—	—	—	—	—	—	—	—	(14,599)	(14,599)
Unrealized loss on available for sale securities	—	—	—	—	—	—	18	—	—	18

Total comprehensive loss										(14,581)

Balance at December 31, 2005 (Restated)	10,168	68,301	8,118	82	55,097	(250)	(17)	(809)	(130,988)	(8,584)
Issuance of common stock	—	—	79	1	129	—	—	—	—	130
Issuance of common stock warrant	—	—	—	—	250	—	—	—	—	250
Adoption of FAS 123R	—	—	—	—	(809)	—	—	809	—	—
Stock based compensation	—	—	—	—	153	—	—	—	—	153
Accrued dividends — Class C preferred	—	—	—	—	(1,408)	—	—	—	—	(1,408)
Net loss	—	—	—	—	—	—	—	—	(10,565)	(10,565)
Unrealized loss on available for sale securities	—	—	—	—	—	—	17	—	—	17

Total comprehensive loss										(10,548)

Balance at December 31, 2006	10,168	$68,301	8,197	$83	$53,412	$(250)	$—	$—	$(141,553)	$(20,007)

See accompanying notes.

Athersys, Inc.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31
	2004	2005	2006

Operating activities
Net loss	$(15,154)	$(14,599)	$(10,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,297	982	528
Fixed asset impairment	—	87	—
Gain on sale of equipment	—	(18)	—
Equity in earnings of unconsolidated affiliate	—	—	(117)
Accretion of premium on convertible debt	—	—	260
Forgiveness of note receivable from related party	—	—	122
Compensation — common stock options	3,545	1,330	459
Income from cumulative effect of change in accounting principle	—	—	(306)
Amortization of premium (discount) on available for sale securities and other	125	(44)	15
Changes in operating assets and liabilities:
Accounts receivable	(119)	22	(361)
Prepaid expenses and other assets	(65)	10	21
Accounts payable and accrued expenses	(1,297)	112	1,546

Net cash used in operating activities	(11,668)	(12,118)	(8,398)

Investing activities
Purchase of available for sale securities	(12,238)	(5,006)	(3,426)
Maturities of available for sale securities	18,809	15,563	6,932
Proceeds from sale of equipment	—	23	—
Purchases of equipment	(173)	(239)	(83)

Net cash provided by investing activities	6,398	10,341	3,423

Financing activities
Principal payments on debt	(4,148)	(199)	(2,083)
Proceeds from long-term debt	7,500	—	—
Proceeds from convertible promissory notes and warrants	—	—	7,500
Deferred financing costs	(44)	—	—
Cash released from collateral for debt	670	—	—
Repurchase of common and preferred stock held in treasury	—	(250)	—
Proceeds from issuance of common stock, net	15	3	6

Net cash (used in) provided by financing activities	3,993	(446)	5,423

Increase (decrease) in cash and cash equivalents	(1,277)	(2,223)	448
Cash and cash equivalents at beginning of year	4,580	3,303	1,080

Cash and cash equivalents at end of year	$3,303	$1,080	$1,528

See accompanying notes.

Athersys, Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2004, 2005, and 2006
A. Background and Accounting Policies
Background
Athersys, Inc. (Athersys or the Company) is a biopharmaceutical company engaged in the development and commercialization of therapeutic products in one business segment. Operations consist primarily of research and product development activities. Prior to 2005, the Company had been considered in the development stage.
The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern. Since inception, the Company has incurred annual losses and negative cash flows from operations and has an accumulated deficit at December 31, 2006. The Company expects to incur additional operating losses over the next several years. The Company has limited liquidity and capital resources and must obtain significant additional capital resources in order to sustain its product development efforts, including preclinical and clinical testing of anticipated products, pursuit of regulatory approval, and establishment of production capabilities, and meet other working capital requirements. The Company relies on proceeds from equity and debt offerings, proceeds from the transfer or sale of intellectual property rights, grant proceeds, and funding from collaborative arrangements to fund its operations. The Company is currently pursuing multiple potential collaborative and fundraising opportunities. If the Company exhausts its liquid assets and is unable to obtain adequate funding, it may be unable to continue operations and meet contractual obligations. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.
Principles of Consolidation
The consolidated financial statements include the accounts and results of operations of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Investments in joint ventures and collaborations are accounted for using the equity method when the Company does not control the investee but has the ability to exercise significant influence over the investee’s operations and financial policies.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
Revenue Recognition
Revenue is recognized over the period that the Company performs its required activities under the terms of various agreements. Revenue from transactions that do not require future performance obligations from the Company is recognized as contemplated in the agreements, typically upon acceptance and when collectibility is reasonably assured. Revenue resulting from the achievement of milestone events stipulated in the agreements is recognized when the milestone is achieved.
Revenue from grants consists primarily of funding under cost reimbursement programs from federal and state sources for qualified research and development activities performed by the Company. Revenue from grants is recorded when earned under the terms of the agreements.
Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Cash equivalents are primarily invested in money market funds. The carrying amount of the Company’s cash equivalents approximates fair value due to the short maturity of the investments.
Research and Development
Research and development expenditures, including direct and allocated overhead expenses, are charged to expense as incurred.
Royalties
The Company may be required to remit royalty payments based on product sales to certain parties under license agreements. The Company has not paid any such royalties for the three-year period ended December 31, 2006.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
Financial Instruments
Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company’s investments typically consist primarily of U.S. government obligations, all of which are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholder’s equity. The amortized cost of the debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization or accretion is included in interest income. Realized gains and losses on available-for-sale securities are included in interest income. The cost of securities sold is based on the specific identification method. Interest earned on securities classified as available-for-sale is included in interest income.
Long-Lived Assets
Equipment is stated at acquired cost less accumulated depreciation. Laboratory and office equipment are depreciated on the straight-line basis over the estimated useful lives (three to seven years).
Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset or related group of assets may not be recoverable. If the expected future undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized at that time. Measurement of impairment may be based upon appraisal, market value of similar assets or discounted cash flows. No such impairment losses were recorded in 2004 or 2006. See Note B regarding an impairment loss recorded in 2005.
Patent Costs and Rights
Patent costs and rights are expensed as incurred. As of December 31, 2006, the Company has filed for broad intellectual property protection on its proprietary technologies. The Company currently has numerous U.S. patent applications and corresponding international patent applications related to its technologies, as well as many issued U.S. and international patents.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
Comprehensive Loss
Unrealized gains and losses on the Company’s available for sale securities is the only component of total comprehensive income or loss. Total comprehensive income or loss has been disclosed in the consolidated statement of changes in stockholders’ equity.
Concentration of Credit Risk
Accounts receivable are subject to concentration of credit risk due to the absence of a large number of customers. At December 31, 2006 and 2005, one customer accounted for 78% and 15% of accounts receivables, respectively. The Company does not require collateral from its customers.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Stock-Based Compensation
In December 2004, FASB Statement No. 123(R), Share-Based Payments, was issued as a revision to FASB Statement No. 123, Accounting for Stock Options. The new statement is required to be adopted by nonpublic companies in January 2006. Prior to January 1, 2006, the Company elected to account for its stock-based compensation in accordance with the intrinsic value method as described in the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards SFAS No. 123. As such, compensation was recorded in 2004 and 2005 on the date of issuance or grant as the excess of the current estimated market value of the underlying stock over the purchase or exercise price of the stock option. Any unearned compensation was recognized over the respective vesting periods of the equity instruments, if any, using the graded vesting method as prescribed by Financial Accounting Standards Board Interpretation No. 28.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Results for prior periods have not been restated. For some of the awards granted prior to the adoption of SFAS 123R, the Company recognized compensation expense on the accelerated method. For awards granted subsequent to adoption of SFAS 123R, the Company will recognize expense on the straight line method.
SFAS No. 123R requires the Company to estimate forfeitures in calculating the expense relating to share-based compensation, while previously the Company was permitted to recognize forfeitures as an expense reduction upon occurrence. The adjustment to apply estimated forfeitures to previously recognized share-based compensation was accounted for as a cumulative effect of a change in accounting principle at January 1, 2006, and reduced net loss by $305,587 for the year ended December 31, 2006. As a result of adopting SFAS No. 123R, the Company’s loss from operations for the year ended December 31, 2006 increased $197,100.
The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of Statement 123 to options granted under the Company’s stock option plans in all periods presented prior to the adoption of Statement 123(R). For purposes of this pro forma disclosure, the value of the options is estimated using a Black-Scholes-Merton option-pricing formula and amortized to expense over the options’ vesting periods (in thousands):

	Year Ended December 31
	2004	2005

Net loss:
As reported	$(15,154)	$(14,599)
Total stock compensation expense included in net loss, as reported	3,384	1,260
Total stock compensation expense under the fair value method for all awards	(3,030)	(2,312)

Pro forma net loss	$(14,800)	$(15,651)

Net loss per common share:
Basic and diluted — as reported	$(1.86)	$(1.79)
Basic and diluted — pro forma	$(1.82)	$(1.92)

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
A. Background and Accounting Policies (continued)
The following weighted-average input assumptions were used in determining the fair value:

	December 31
	2004	2005	2006

Volatility	51.9%	49.8%	53.6%
Risk-free interest rate	3.4%	3.7%	4.8%
Expected life of option	4 years	4 years	4 years
Expected dividend yield	0.0%	0.0%	0.0%
Net Loss per Share
Basic and diluted net loss per share has been computed using the weighted-average number of common stock outstanding during the period. During the three years ended December 31, 2006, the Company had outstanding certain options, warrants, convertible debt and convertible preferred stock which have not been used in the calculation of diluted net loss per share because, to do so would be anti-dilutive. As such, the numerator and the denominator used in computing both basic and diluted net loss per share are equal.
For the years ended December 31, 2004, 2005 and 2006, outstanding stock options to purchase 4.2 million, 3.9 million and 3.2 million shares of commons stock, respectively, were not included in computing diluted earnings per share because their effects were anti-dilutive.
For the years ended December 31, 2004, 2005 and 2006, warrants to purchase common stock of 1.1 million, 715,000 and 715,000, respectively, and warrants that were issuable but not outstanding, were not included in computing diluted earnings per share because their effects were anti-dilutive.
For the years ended December 31, 2004, 2005 and 2006, 12.4 million, 10.2 million and 10.2 million shares, respectively, issuable upon conversion of the convertible preferred stock, were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive.
For the year ended December 31, 2006, an estimated 4.6 million shares issuable upon conversion of the convertible promissory notes, were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
B. Equipment
Equipment consists of (in thousands):

	December 31
	2005	2006

Laboratory equipment	$5,755	$5,825
Office equipment and leasehold improvements	3,321	3,334

	9,076	9,159
Accumulated depreciation	(8,122)	(8,650)

	$954	$509

In connection with a restructuring in 2005 (also see Note J), the Company reduced the carrying value of certain laboratory equipment to its realizable value, resulting in an impairment loss of $87,000. The fair value of the equipment was determined based on prices for similar assets. The impairment loss is included in restructuring costs in the statement of operations.
C. Notes Receivable From Related Parties
The Company had a note receivable from an officer with an unpaid principal and interest balance of $122,000 in connection with a loan made in 2002, which was forgiven in 2006. Also, the Company has a note receivable from the former owner of MCL LLC (MCL) with an unpaid principal balance of $511,000 as a result of the merger between the Company and MCL in November 2003 (see Note L). Under the terms of the note, interest accrued on the unpaid principal at approximately 5% per annum for the first two years of the note, at which time the accrual of interest is dependent on certain events at the Company, as defined in the note agreement. In November 2005, interest on the note ceased to accrue. Principal and accrued interest is repayable (i) out of a percentage of proceeds, as defined, from the sale of shares of the Company’s stock held by the note holder as he elects to sell his shares, and (ii) out of a percentage of a milestone that may be due to the holder, as defined, which the Company has the right to offset as repayment on the note. If the proceeds that are subject to repayment of the note are insufficient to repay the principal and interest in full, then any remaining balance due will be forgiven by the Company after the holder has sold all shares of the Company’s stock and the holder is no longer entitled to any milestone consideration related to the merger.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
D. Financial Instruments
Investments
The following is a summary of available for sale securities (in thousands):

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Losses	Gains	Value

December 31, 2005:
U.S. government obligations	$3,498	$(17)	$—	$3,481

The Company had no significant realized gains or losses on the sale of available for sale securities for any of the periods presented. The net unrealized losses on available for sale securities is included as a component of accumulated other comprehensive income or loss in stockholders’ equity and was $(17,000) as of December 31, 2005.
The amortized cost of available for sale securities approximated fair value at December 31, 2005, and all maturities were due in one year or less. Actual maturities may differ from contractual maturities because the issuers of the securities may have the right to repay the obligations without prepayment penalties.
Financing Arrangements
The Company leases office and laboratory space under an operating lease. The Company entered into the lease in April 1, 2000, and a letter agreement in 2003, which together provide the Company options to renew the lease in six-month increments through March 2009 at the initial rental rate. The Company has executed its option to renew through September 2007. Rent expense for the facility was approximately $267,000 in each of 2004, 2005, and 2006. The future annual minimum lease commitment at December 31, 2006, is approximately $200,000 for 2007.
Long-Term Debt
A summary of the Company’s long-term debt outstanding is as follows (in thousands):

	December 31
	2005	2006

Notes payable to lenders	$7,215	$5,132
Less — current portion	2,531	3,332

	$4,684	$1,800

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
D. Financial Instruments (continued)
In November 2004, the Company entered into a $7,500,000 note payable to lenders, the proceeds of which are unrestricted and used for general corporate purposes. The notes are payable in 30 monthly payments after the initial interest-only period that expired December 1, 2005, with a fixed interest rate of 13% and a maturity date of June 1, 2008. A terminal payment of $487,500 (6.5% of the borrowings) is due June 1, 2008. The debt has no financial covenants, and is secured by substantially all of the Company’s assets. Intellectual property, however, was initially subject only to a negative pledge with an automatic spring lien available to the lenders in the event the cash balance fell below a defined threshold. The spring lien is in effect starting February 2006, in accordance with the terms of the agreement. The lien can be released in accordance with the agreement upon the achievement of certain levels of financing.
Deferred financing costs of $44,000 were capitalized in 2004 in connection with the note, which are being amortized over the term of the note using the effective interest method. As of December 31, 2006 and 2005, the unamortized deferred financing costs were $9,000 and $24,000, respectively.
The lenders have the right to receive a milestone payment of $2,250,000 upon the Company’s initial public offering, sale, merger, or dissolution, as defined. The milestone is payable in cash; however, if the milestone payment relates to an initial public offering, the Company may elect to pay 75% of such milestone in common stock at the per share public offering price. No amounts have been recorded in relation to the milestone as of December 31, 2006.
The lenders also have the right to receive warrants upon the Company’s initial public offering, sale, merger, or next financing event with financial investors. The warrants will be issued in an amount equal to 7% of loans advanced, and will be exercisable for the type of equity instrument issued in the financing event (or common stock if initial public offering, sale or merger) with an exercise price equal to the price per share in the financing. In connection with the 2006 loan amendment, the lenders also have the right to receive additional warrants equal to 50% of the two deferred principal payments, with the same terms as the initial warrant rights. No warrants were issued as of December 31, 2006.
Fair value of the Company’s long-term debt at December 31, 2006, is not determinable due to lack of marketability of the fixed-rate debt. Interest expense is representative of cash paid for the years ended December 31, 2004 and 2005, and the Company paid interest expense of $832,000 during the year ended December 31, 2006.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
D. Financial Instruments (continued)
In September 2006, the loan was amended to provide for a potential deferral of four monthly principal payments. Two such principal payments were deferred, and were subsequently repaid along with accumulated interest in January 2007. The amortization of the remaining loan balance is based on the original terms and was not adjusted as a result of the amendment.
The scheduled maturities of long-term debt are as follows (in thousands):

2007	$3,332
2008	1,800

$5,132

E. Convertible Notes
In 2006, the Company entered into a co-development collaboration with a pharmaceutical company. The Company issued a $5 million convertible promissory note to the collaborator at the inception of the program, which was followed by the issuance of an additional convertible promissory note of $5 million in January 2007 upon the achievement of certain milestones. The notes bear interest at 5%, have a 6-year term, are unsecured, and are subordinated to the Company’s long-term secured debt. The notes are convertible into shares of stock of the same class as issued in the Company’s next bona fide equity financing, as defined, at a conversion price of 110% of the price per share in the bona fide equity financing. The notes, if not converted, are repayable with accrued interest at maturity.
Also in connection with the collaboration, the Company may receive future proceeds in the form of equity investments and cash payments based upon the successful achievement of specified clinical development and commercialization milestones.
Also in 2006, the Company completed a bridge financing of $2.5 million in the form of convertible promissory notes. The notes were issued primarily to existing stockholders of the Company. The notes bear interest at 10%, have a 3-year term, and are secured by all the assets of the Company (subordinated to the Company’s secured long-term debt). The notes are convertible into shares of stock of the same class as issued in the Company’s next bona fide equity financing, as defined, at a conversion price equal to the price per share in the bona fide equity financing. The notes, if not converted, are repayable with accrued interest at maturity, plus a repayment fee of 200% of the outstanding principal. Of the total amount due under the bridge financing at December 31, 2006, $205,000 is due to three members of management.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
E. Convertible Notes (continued)
The bridge investors also received warrants in connection with the bridge financing. The warrants are exercisable for shares of common stock only upon a restructuring of the Company’s capital stock in connection with a bona fide financing. The number of shares that can be purchased under the warrants are based on a formula related to the pre-money value of the Company, as defined. The exercise price of the warrants is $0.01 per share. The Company allocated $250,000 of the purchase price of the debt to the warrants based on the relative fair value of the notes and the warrants.
The Company has computed a premium on the debt in the amount of $5,250,000 due upon redemption, which is being accreted over the term of the notes using the effective interest method.
F. Income Taxes
At December 31, 2006, the Company had net operating loss and research and development tax credit carry forwards of approximately $109,909,000 and $5,759,000, respectively, for income tax purposes. Such losses and credits may be used to reduce future taxable income and tax liabilities and expire at various dates between 2013 and 2027.
Significant components of the Company’s deferred tax assets are as follows (in thousands):

	December 31
	2005	2006

Net operating loss carryforwards	$31,160	$37,369
Research and development credit carryforwards	5,132	5,759
Compensation expense	4,224	4,275
Equity in loss of joint ventures	3,077	—
Other	381	568

Total deferred tax assets	43,974	47,971
Valuation allowance for deferred tax assets	(43,974)	(47,971)

Net deferred tax assets	$—	$—

Because of the Company’s cumulative losses, the deferred tax assets have been fully offset by a valuation allowance. The Company has not paid income taxes for the three-year period ended December 31, 2006.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
G. Capitalization
In 2004, the Company issued a warrant to purchase 19,500 shares of the Company’s common stock at $15.60 per share related to consulting services provided in 2003. In January 2007, the warrant was repurchased and cancelled by the Company for a nominal fee.
In 2005, the Company purchased shares of the Company’s common stock, Class F Convertible Preferred stock and Class A Convertible Preferred Stock from a stockholder, and the shares are held in treasury at December 31, 2005 and 2006.
Also see Note D regarding warrants related to the Company’s long-term debt, and Note E regarding warrants issued in connection with a bridge financing.
The following shares of common stock were reserved for future issuance (in thousands):

	December 31
	2005	2006

Stock option plans	7,453	7,720
Conversion of Class A, B, C, D, F, and G preferred stock	10,763	10,751
Conversion of Blank Check preferred stock	250	250
Warrants to purchase common stock	715	715

Subtotal	19,181	19,436

Conversion of notes issued in connection with collaboration		Note E
Conversion of notes issued in connection with bridge financing		Note E
Warrants issuable to lenders related to long-term debt		Note D
Warrants issued to investors in bridge financing		Note E

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
H. Joint Ventures
Athersys owns 50.2% of Oculus Pharmaceuticals, Inc. (Oculus) related to a 2001 joint venture. Athersys accounts for its investment in Oculus under the equity method due to significant minority investor rights (i.e., “substantive participating rights,” as defined by EITF 96-16) retained by the other investors. In 2006, a milestone was achieved and Athersys received $100,000 of stock-based proceeds in another company related to its investment in Oculus, which is included in ‘other income’ on the Company’s 2006 statement of operations.
Also in connection with the milestone achievement in 2006, Oculus received stock based proceeds in another company in the amount of $260,000. Athersys recognized approximately $117,000 as its share of the Oculus net income, after recapturing prior losses in excess of the Company’s investment in and advances to the joint venture. Consistent with its wind-up strategy, Oculus will remain in existence as a dormant entity only as long as it is necessary to serve as a pass through of any further milestone-based consideration and final distribution to its remaining shareholders. As of December 31, 2005 and 2006, Oculus had no significant assets, liabilities, stockholders’ equity or results of operations, other than the milestone proceeds in 2006 as described above.
In 1999, the Company entered into an agreement to establish a joint venture with a pharmaceutical company. The joint venture had no significant assets, liabilities, stockholders’ equity or results of operations as of December 31, 2005 and 2006. In November 2006, the Company terminated the related collaboration agreements with the pharmaceutical company and dissolved the joint venture effective January 2007. There were no significant costs or proceeds related to this dissolution.
I. Convertible Preferred Stock
Each share of the Company’s preferred stock, except for Class E Preferred Stock, is convertible at the stockholders’ option at any time into one share of Athersys common stock, subject to adjustment if the fair value of each share of common stock is less than the stated value of the convertible preferred shares, as defined. When and if declared, all classes of preferred stock, except for Class C Convertible Preferred Stock and Class E Preferred Stock, have a noncumulative dividend rate of 8% per annum. Dividends on the Class C Convertible Preferred Stock are cumulative at a rate of 8% per annum. Preferred stockholders, except for Class E Preferred Stockholders, are entitled to the number of votes they would have upon conversion of their preferred shares into common stock.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
I. Convertible Preferred Stock (continued)
The Class E Preferred Stock has limited voting rights and liquidation rights. As of October 2005, the shares of Class E Preferred stock were no longer convertible into shares of common stock, and the 7% accrued dividend was no longer payable. As the dividend was no longer payable effective October 2005, the balance sheet and statement of changes in stockholders’ equity (deficit) at December 31, 2005, have been restated to reflect the reversal of accrued dividends that had been incorrectly recorded in the balance sheet. This restatement decreases previously reported accrued dividends by $6,016,000 and increases additional paid-in capital by $6,016,000. The Company terminated the inactive joint venture with the Class E Preferred stockholder in November 2006 (see Note H).
In the event of liquidation of the Company, holders of Class A, B, C, D, E, F, and G Preferred stock shall have liquidation preferences of $0.64, $1.25, $3.67, $1.35, $1,000, $12.00 and $1.85 per share, respectively, together with any declared, but unpaid, or accrued dividends over holders of common stock. The Class F Preferred Stock has a liquidation preference over the other classes of Preferred Stock.
The authorized, issued and outstanding Class A, B, C, D, E, F, and G shares of preferred stock were as follows (in thousands, except per share data) at December 31, 2005 and 2006:

		Shares	Issuance	Aggregate
	Shares	Issued and	Price	Liquidation
	Authorized	Outstanding	Per Share	Preference

Class A	3,939	2,739	$0.64	$1,753
Class B	320	320	$1.25	399
Class C	4,116	2,766	$3.67	10,143
Class D	150	150	$1.35	202
Class E	18	12	$1,000	12,015
Class F	4,000	3,541	$12.00	42,492
Class G	640	640	$1.85	1,183

Total	13,183	10,168		$68,187

There were no issuances of preferred stock in 2004 through 2006.
In addition, the Company had 250,000 shares of Blank Check Preferred Stock authorized at December 31, 2005 and 2006, that are not included in the table above. These shares were not issued or outstanding at December 31, 2005 or 2006.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
J. Stock Option Plans and Restructurings
In 1995, the Company adopted the 1995 Incentive Plan of Athersys, Inc. (the 1995 Plan). The 1995 Plan provides for the grant of incentive stock options, nonqualified stock options, stock bonus awards and restricted shares for employees, directors and consultants. The 1995 Plan carried a 10-year term and expired in November 2005. No new awards can be granted under the 1995 Plan, but outstanding awards will continue in full force and effect according to their terms. As of December 31, 2006, 2,588,500 shares of common stock are reserved to cover outstanding awards under the 1995 Plan. The options generally vest over periods ranging from three to four years and generally expire at the end of ten years.
In 2000, the Company adopted the 2000 Stock Incentive Plan (the 2000 Plan). The 2000 Plan provides for the grant of incentive stock options, nonqualified stock options, appreciation rights, performance units, performance shares, restricted shares and deferred shares. The payment of dividend equivalents on awards granted under the plan is also permitted. As of December 31, 2006, 5,076,679 shares of common stock were authorized for issuance under the 2000 Plan. The options generally vest over periods ranging from three to four years and generally expire at the end of ten years.
In 2003, the Company completed a restructuring that involved a reduction in force and an internal prioritization on certain therapeutic development opportunities. In connection with the restructuring, the Company granted 55,250 options to certain employees who were terminated. The stock options were granted under a separate plan approved by the Company’s Board of Directors, and therefore were not granted under the 1995 Plan or the 2000 Plan. There are no additional options reserved under this plan. The options are immediately exercisable and expire at the end of five years. Of the total restructuring costs, $107,000 was recognized in 2004 (including stock compensation related to these options of approximately $56,000) and is disclosed separately on the statement of operations.
In 2005, the Company completed a restructuring that involved a reduction in force and the refocusing of the Company’s internal activities, which was completed by December 31, 2005. The total cost of the 2005 restructuring, which primarily consists of severance payments, reduction of equipment carrying values, and reversal of stock option compensation, was $251,000 in 2005, and is disclosed separately on the statement of operations. At December 31, 2005, the severance liability was $36,000, which was paid in 2006. Also see Note B.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
J. Stock Option Plans and Restructurings (continued)
A summary of the Company’s stock option activity and related information is as follows (in thousands, except per share data):

		Weighted	Weighted
		Average	Average
	Number	Exercise	Fair
	of Options	Price	Value

Outstanding January 1, 2004	4,534	$3.58	$4.75
Granted below deemed market value	6	4.67	9.44
Granted equal to deemed market value	25	13.00	5.85
Exercised	(5)	2.85	1.69
Forfeited	(403)	6.87	6.70

Outstanding December 31, 2004	4,157	3.32	4.58
Granted equal to deemed market value	41	13.00	5.55
Exercised	(2)	1.50	0.85
Forfeited	(324)	4.80	4.36

Outstanding December 31, 2005	3,872	3.30	4.61
Granted equal to deemed market value	—	—	—
Exercised	(2)	3.00	1.47
Forfeited	(632)	5.41	5.32

Outstanding December 31, 2006	3,238	$2.89	$4.47

	December 31, 2006
	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number	Remaining	Average	Number	Average
	of	Contractual	Exercise	of	Exercise
Exercise Price	Options	Life	Price	Options	Price

$1.00—1.20	280	2.97	$1.07	280	$1.07
$1.50—1.65	1,437	1.31	$1.52	1,438	$1.52
$2.50—3.00	586	2.18	$2.51	586	$2.51
$3.25—7.00	739	5.54	$3.98	664	$3.95
$8.00—15.60	196	4.99	$12.49	175	$12.42

	3,238			3,143

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
J. Stock Option Plans and Restructurings (continued)
Options exercisable at December 31, 2004, 2005, and 2006, were approximately 3,517,000, 3,557,000, and 3,143,000, respectively. The total fair value of shares vested in 2004, 2005, and 2006 was $3,030,000, $2,312,000, and $428,000, respectively.
K. Profit Sharing Plan and 401(k) Plan
The Company has a profit sharing and 401(k) plan that covers substantially all employees. The Plan allows for discretionary contributions by the Company. The Company made no contributions to this Plan in 2004, 2005, or 2006.
L. Acquisition Agreement
In 2003, the Company completed a merger with MCL related to the multipotent adult stem cell (MAPC) technology. The Company formed a wholly owned subsidiary, ReGenesys LLC, as the entity into which MCL merged. The results of operations of ReGenesys LLC have been included since the effective date of the merger. In addition to the purchase price for the merger, the Company may be obligated to make certain milestone payments. In 2006, the first milestone was conferred resulting in the issuance of 76,924 shares of Athersys stock to the former members of MCL. The value placed on the shares was approximately $125,000 using fair value estimates at the time of the milestone achievement. The Company may be required to issue up to an additional 38,462 shares of the Company’s common stock and up to $1,000,000 (payable in cash or shares of common stock at the holders’ option) in the event that certain additional milestones relating to the MAPC technology are achieved.
M. Subsequent Events (Unaudited)
On June 8, 2007, the Company effected a merger into a wholly-owned subsidiary of a public company (the Merger). The public company, BTHC VI, Inc. (“BTHC VI”), was a shell corporation with no assets, liabilities or operations as of the date of the merger. Upon the closing of the Merger, the officers and directors of Athersys assumed control over the operations of BTHC VI, and Athersys’ operations became the sole operations of BTHC VI on a consolidated basis.
Immediately prior to the consummation of the Merger, all the convertible preferred stock of Athersys was converted into 2,209,341 shares of common stock, the warrants that were issued to the former holders of Class C Convertible Preferred Stock were terminated, and the accrued dividend payable to the former holders of Class C Convertible Preferred Stock was eliminated. The Company also retired the shares of stock held in treasury.
Immediately after the Merger, BTHC VI completed an offering of 13,000,000 shares of common stock for aggregate gross proceeds of $65,000,000 (“The Offering”). The Offering included the issuance of warrants to purchase 3,250,000 shares of common stock to the investors with an exercise price of $6.00 and a five-year term. BTHC VI also issued warrants to purchase 500,000 shares of common stock to the lead investor and warrants to purchase 1,093,525 shares of common stock to the placement agents, both with an exercise price of $6.00 and a five-year term. The placement agents received fees of 8.5% of the gross proceeds, less proceeds from existing investors in the Company. In consideration for certain advisory services, the Company paid an affiliate and largest stockholder of BTHC VI a one-time fee of $350,000 in cash upon consummation of the Merger.
The $10,000,000 of convertible notes issued to the pharmaceutical company were converted (see Note E) along with accrued interest upon the closing of the Offering into 1,885,890 shares of common stock at a conversion price of $5.50 per share, which was 110% of the price per share in the Offering in accordance with the note.
The notes issued to the bridge investors were converted along with accrued interest upon the closing of the Offering into 531,781 shares of common stock, at a conversion price of $5.00 per share, which was the price per share in the Offering. The bridge investors also exercised their $0.01 warrants upon the closing of the Offering for 999,977 shares of common stock at an exercise price of $10,000. Upon the conversion of the bridge notes, the bridge investors also received warrants to purchase 132,945 shares of common stock at $6.00 per share with a five-year term, which was consistent with the warrants issued to new investors in the Offering.
In connection with the Merger and the required Form 8-K Current Report, these consolidated financial statements have been updated to include earnings per share data in the consolidated statement of operations and notes to the consolidated financial statements. In addition Note N, Quarterly Financial Data (unaudited), has been included in the notes to the financial statements.

Athersys, Inc.
Notes to Consolidated Financial Statements (continued)
N. Quarterly Financial Data (Unaudited)
The following table presents quarterly data for the years ended December 31, 2005 and 2006, in thousands, except per share data:

	2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Revenues	$952	$870	$833	$941	$3,596
Net loss	$(3,804)	$(3,888)	$(3,542)	$(3,365)	$(14,599)
Net loss per share, basic and diluted	$(0.47)	$(0.48)	$(0.43)	$(0.41)	$(1.79)

	2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Revenues	$629	$490	$1,126	$1,480	$3,725
Loss before cumulative effect of change in accounting principle	$(2,793)	$(3,295)	$(2,067)	$(2,716)	$(10,871)
Net loss	$(2,487)	$(3,295)	$(2,067)	$(2,716)	$(10,565)

Basic and diluted net loss per share
Loss before cumulative effect of change in accounting principle	$(0.34)	$(0.40)	$(0.26)	$(0.33)	$(1.33)
Cumulative effect of change in accounting principle	0.04	—	—	—	0.04

Net loss	$(0.30)	$(0.40)	$(0.26)	$(0.33)	$(1.29)